                                                                  EXHIBIT 10.75

                                OPTION AGREEMENT


         This Option Agreement is made and entered into this 27th day of April, 1995, between FRONTEER DIRECTORY COMPANY, INC., a Colorado corporation ("Fronteer"), and TELECOM*USA PUBLISHING COMPANY, an Iowa corporation ("Telecom").


                                    RECITALS

         Fronteer and Telecom have, of even date herewith, entered into a Sale and Purchase Agreement whereby Telecom is acquiring Fronteer's telephone directory business in the states of Idaho, Montana, Utah and Wyoming (the "Idaho Sale Agreement"). In consideration of the Idaho Sale Agreement, and the additional consideration set out below, Fronteer is willing to grant, and Telecom desires to receive, the option set out below.

         NOW THEREFORE, it is agreed between the parties as follows:

         1. OPTION GRANTED. Fronteer grants Telecom the right and option to acquire all of Fronteer's telephone directories listed on Exhibit "A" attached hereto (the "Directories"), the sale and purchase of the Directories shall be pursuant to the terms of a Sale and Purchase Agreement substantially in the form of Exhibit "B" attached hereto (the "North Dakota Sale Agreement"). As part of this transaction, Telecom shall receive assignments from Fronteer of all of Fronteer's rights under any directory publication contracts with telephone utility companies.

         2. OPTION CONSIDERATION. In addition to entering into the Idaho Sale Agreement, Telecom has, of even date herewith, loaned Fronteer $500,000 as consideration for this Option Agreement, said loan evidenced by a promissory note of even date herewith in the form of Exhibit "C" attached hereto. The promissory note is non-interest bearing and non-recourse, secured by a first lien security interest in the publishing rights to the Fargo, North Dakota directory. Upon Telecom's exercise of the option granted by this Option Agreement, the full amount of the promissory note shall be applied to the initial payment due by Telecom under the North Dakota Sale Agreement. If Fronteer materially fails to perform its obligations under the terms of this Option Agreement or files for protection from creditors under the United States Bankruptcy Code during the term of this Option Agreement, then this note shall be immediately due and payable and Telecom may then exercise its rights under the applicable security agreement covering the publishing rights in the Fargo, North Dakota directory. If Fronteer does not default under the terms of this Option Agreement or file for protection from creditors under the United States Bankruptcy Code during the term of this Option Agreement, and if Telecom does not exercise the option granted herein, the full amount of the promissory note shall be forgiven by Telecom. Each party hereto agrees to execute any additional documents reasonably necessary to effectuate the terms hereof.

         3. PRICE. The price for the Directories shall be equal to the total net cash revenue for the most recent edition of the Directories published and distributed by Fronteer as of the date of Closing (as described below, except the Souris River directory). Net cash revenue shall include all contracted for gross revenue in the form of cash paid or accounts receivable (reduced by any telephone company commissions), including national revenue, but shall exclude cancellations, promotional discounts, payment plan discounts and any revenue traded for value other than cash or accounts receivable. The price shall be subject to the adjustments described in Section 6 below.

         The price shall be increased by an amount equal to the net cash revenue for the most recent edition of the telephone directory for the Souris River, North Dakota area, published and distributed by Fronteer as of the date of Closing. Net cash revenue shall be calculated as set out above. If the directory publication contract with the telephone utility company for the Souris River directory does not have five or more editions remaining on its term, the price shall be reduced by 20% of the net cash revenue for the Souris River directory multiplied by the sum of five minus the number of editions included in the remaining term of such directory publication contract. If the directory publishing contract allows the telephone utility company to cancel or terminate the contract without fault of Fronteer, any editions subject to such right shall not be deemed part of the remaining term of the contract. If Telecom continues to publish the Souris River directory under the original term of the directory publishing contract or any renewal, extension or replacement of such contract, with the same telephone utility company, Telecom shall pay Fronteer 20% of the net cash revenue for each year such directory is published by Telecom for up to five years, less any editions for which Fronteer was compensated at Closing.

         4. METHOD OF PAYMENT. Twenty-five percent (25%) of the price shall be paid to the officers/shareholders/directors listed on Exhibit "D" attached hereto in the percentages set out beside each such officers/shareholders/directors' name, with such amount payable as set out in the attached North Dakota Sale Agreement. The remaining seventy-five percent (75%) of the price shall be divided by the total number of Directories to be published and distributed by Fronteer under the North Dakota Sale Agreement to determine the "per directory price." At Closing, Telecom shall pay Fronteer the "per directory price" for the number of Directories distributed by Fronteer as of Closing. Thereafter, in increments of not less than $500,000, Telecom shall pay Fronteer the "per directory price" for the number of Directories Fronteer certifies have been delivered; provided, however, Telecom shall have the right to retain the greater of (i) $500,000, or (ii) the per directory price for the last two (2) Directories scheduled to be published by Fronteer under this Agreement (up to a maximum of $1,000,000) until Telecom receives certification that the last Directories have been distributed.

         5. MANNER OF EXERCISE. Telecom may exercise this Option at any time on or after June 1, 1997. This Option expires on June 1, 1999, unless sooner exercised by Telecom. This Option may be exercised by written notice from Telecom to Fronteer, specifying a closing date not less than 90 days from the date of such notice ("Closing"). Upon receipt of such notice from Telecom, Fronteer shall be responsible for completing all sales, production and distribution of any edition of the Directories for which such sales, production or distribution has commenced prior to the date of the notice.

         6. ADJUSTMENT TO OPTION PRICE. The rights to be acquired by Telecom to publish a telephone directory for Southeast, North Dakota shall include an assignment of the directory publication contract with the telephone utility company in that area with at least three directory editions remaining on its term. If the directory publication contract with the telephone utility company does not have three or more editions remaining on its term, the price for the Directories shall be reduced by 20% of the net cash revenue for the Southeast, North Dakota directory multiplied by the sum of three minus the number of editions included in the remaining term of such directory publication contract. If the directory publishing contract allows the telephone utility company to cancel or terminate the contract without fault of Fronteer, any editions subject to such right shall not be deemed part of the remaining term of the contract. If Telecom continues to publish the Southeast, North Dakota directory under the original term of the directory publishing contract or any renewal, extension, or replacement of such contract, with the same telephone utility company, Telecom shall pay Fronteer 20% of the net cash revenue for each year such directory is published by Telecom for up to three years, less any editions for which Fronteer was compensated at Closing.

         7. ALLOCATION OF PURCHASE PRICE. The price for the Directories shall be allocated 25% to the Non-Competition Agreements described in the North Dakota Sale Agreement below (with a maximum to be paid for the Non-Competition Agreements of $1,200,000), and 75% (or more if the maximum is met for the Non-Competition Agreements) to Fronteer for the assets described above.

         8. CONDUCT OF BUSINESS. From the date hereof until June 1, 1999, unless the option set out herein is sooner exercised by Telecom, Fronteer shall carry on its business in the usual and ordinary manner. Fronteer will not enter into any contracts or make any commitments affecting the operation of the business not in the ordinary course of business or sell any publishing or other rights in the Directories. During the term of this Option Agreement, Telecom, through its agents and representatives, shall have full and complete access, at all reasonable times, to the premises and to all of Fronteer's books and records. Fronteer shall provide Telecom with copies of all financial records and filings reasonably requested by Telecom.

         9. APPROVAL. This Option Agreement has been approved at a duly held meeting of Fronteer's Board of Directors. A certified copy of the Director's Resolutions has been delivered to Telecom.


         10. BROKER OR FINDER. Telecom and Fronteer represent that no person is entitled to any brokerage commission, finder's fee, or any other like payment in connection with any transaction contemplated by this Agreement by reason of the action of any party to this Option Agreement.

         11. SEVERABILITY. If any provision of this Option Agreement is held for any reason to be unenforceable by a court of competent jurisdiction, the remainder of this Option Agreement shall, nevertheless, remain in full force and effect.

         12. APPLICABLE LAW. This Option Agreement shall be construed in accordance with the laws of the State of Iowa. Venue for any action to enforce this Option Agreement shall be in Iowa or in North Dakota, at the option of the party filing such action.

         13. NOTICES. Any notices or other communications required or permitted under this Option Agreement shall be sufficiently given if sent by certified mail, return receipt requested, postage prepaid, addressed as follows:

                 TELECOM:         Telecom*USA Publishing Company
                                  P.O. Box 3162
                                  Cedar Rapids, IA 52406-3162
                                  Attn: Arthur L. Christoffersen

                 Fronteer:        Fronteer Directory Company, Inc.
                                  216 North 23rd Street
                                  Bismarck, ND 58501
                                  Attn: Dennis W. Olson

         14. CAPTIONS. The captions in this Option Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         15. USE OF FACSIMILE. The parties hereto expressly consent to the use of facsimile signatures and agree that such facsimile signatures shall be binding as originals.

         16. SURVIVAL. Each and every provision of this Option Agreement shall survive the execution hereof and shall remain binding on the parties hereto until all performance called for hereunder is complete.

         17. BINDING EFFECT. This Option Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party hereto may make any assignment of this Option Agreement or any interest herein without the prior written consent of the other parties hereto. Assignments without such consent shall be void.

TELECOM*USA PUBLISHING COMPANY             FRONTEER DIRECTORY COMPANY, INC.

By: /s/ ARTHUR L. CHRISTOFFERSEN           By: /s/ DENNIS W. OLSON
   -----------------------------------        ----------------------------------
   Arthur L. Christoffersen, President        Dennis W. Olson, President